UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

VIVEVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

150 Commercial Street,

Sunnyvale, California 94086

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01     Entry Into a Material Definitive Agreement.

On May 22, 2017, Viveve Medical, Inc. (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) with CRG Servicing LLC (“CRG”), as administrative agent and collateral agent, the lenders named on Schedule 1 to the Loan Agreement (the “Lenders”) and Viveve, Inc., as subsidiary guarantor. Pursuant to the Loan Agreement, the Company may initially borrow $20.0 million from the Lenders subject to certain conditions, which borrowing must occur within twenty (20) days of the effective date of the Loan Agreement. The Company may borrow up to an additional $10.0 million in increments of $5,000,000, contingent upon achievement of certain conditions including both satisfying (a) minimum net revenue amounts from the Company’s products of at least $16,000,000 during any consecutive twelve (12) month period ending on or prior to June 30, 2018 and (b) minimum average market capitalization of at least $60,000,000 for the thirty (30) consecutive days prior to the notice of borrowing for the second borrowing.

The Company intends to use a portion of the initial loan proceeds to repay all of the amounts owed by the Company under its existing Loan and Security Agreement with Western Alliance Bank dated June 20, 2016, as amended (the “Prior Agreement”). Upon the repayment of all amounts owed by the Company under the Prior Agreement, including a prepayment fee and a final payment fee, all commitments and obligations (other than contingent indemnification obligations) under the Prior Agreement will be terminated and all security interests granted by the Company to the lenders under the Prior Agreement will be released. The Company intends to use the remainder of the initial loan proceeds (after deducting loan origination costs and other fees and expenses incurred in connection with the incurrence of the loan), plus any additional amounts that may be borrowed in the future, for general corporate purposes and working capital.

The Loan Agreement has a six-year term with four years (through March 31, 2021) of interest-only payments after which quarterly principal and interest payments will be due through the March 31, 2023 maturity date. Amounts borrowed under the Loan Agreement accrue interest at an annual fixed rate of 12.50%, 4.0% of which may, at the election of the Company, be deferred during the interest-only period by adding such amount to the principal loan amount each quarter (“PIK Loans”). The Company is also required to pay the Lenders a final payment fee upon repayment of the Loans in full.

The Company may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time upon prior notice to the Lenders subject to a prepayment fee during the first five years of the term of each loan (which reduces each year) and no prepayment fee thereafter. In certain circumstances, including a change of control and certain asset sales or licensing transactions, the Company is required to prepay all or a portion of the loan, including the applicable prepayment premium of on the amount of the outstanding principal to be prepaid.

As security for its obligations under the Loan Agreement, on the funding date of the initial borrowing, the Company will enter into security agreements with Viveve, Inc. and CRG (the “Security Agreements”), whereby the Company will grant to CRG, as collateral agent for the Lenders, a lien on substantially all of its assets, including intellectual property.

The Loan Agreement requires the Company to maintain cash and cash equivalents of $2.0 million and, each year through the end of 2022, to meet a minimum total annual revenue threshold. In the event that the Company does not meet the minimum total annual revenue threshold for a particular year, then the Company can retroactively cure the shortfall by either issuing additional equity in exchange for cash or incurring certain additional permitted indebtedness, in each case, in an amount equal to 2.0x the shortfall. Any such amounts shall be applied to prepay the loans. The Loan Agreement also contains customary affirmative and negative covenants for a credit facility of this size and type, including covenants that limit or restrict the Company’s ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions, license intellectual property rights on an exclusive basis or repurchase stock, in each case subject to customary exceptions.

The Loan Agreement includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, a material adverse change (as defined in the Loan Agreement), cross default to material indebtedness or material agreements, bankruptcy and insolvency, material judgments, a change of control, certain ERISA-related events and certain injunctions applicable to the sale of the Company’s products. The occurrence and continuance of an event of default could result in the acceleration of the obligations under the Loan Agreement. Under certain circumstances, a default interest rate of an additional 4.00% per annum will apply on all outstanding obligations during the existence of an event of default under the Loan Agreement.

In connection with the Loan Agreement, on the funding date of the initial borrowing, the Company will issue to the Lenders or their designees one or more warrants to purchase shares of the Company’s common stock equal to an aggregate of 1.00% of the shares then outstanding (the “Warrants”). The Warrants will be exercisable at any time prior to ten years following the issue date at a price per share equal to 125% of the trailing 30-day average per share stock price as of the issue date, with customary provisions for assumption or exchange upon a change of control or a sale of all or substantially all of the assets of the Company. The exercise of the Warrants could have a dilutive effect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrants, exceeds the exercise price of the Warrants.

The foregoing description of the Loan Agreement, the Security Agreements and the Warrants is only a summary of their material terms and does not purport to be complete. A copy of the Loan Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Copies of the Security Agreements and form of Warrant will be filed on a Current Report on Form 8-K after execution. The Loan Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 1.02.     Termination of a Material Agreement

The information set forth above in Item 1.01 relating to the Prior Agreement is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated herein by reference.

Item 3.02    Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above with respect to the Warrants is incorporated herein by reference.

The Company expects to enter into the Warrants with the Lenders or their designees in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to rely on this exemption from registration based in part on representations made by the Lenders (or their designees). The Warrants and the shares of the Company’s common stock issuable upon exercise of the Warrants, if any, will not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01     Regulation FD Disclosure.

On May 23, 2017, the Company issued a press release regarding the Loan Agreement and certain agreements and transactions related thereto. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Term Loan Agreement, dated May 22, 2017, among Viveve Medical, Inc., Viveve, Inc., CRG Servicing LLC, as administrative agent, and certain lenders, dated May 22, 2017

99.1	Press Release dated May 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Term Loan Agreement, dated May 22, 2017, among Viveve Medical, Inc., Viveve, Inc., CRG Servicing LLC, as administrative agent, and certain lenders, dated May 22, 2017

99.1	Press Release dated May 23, 2017